SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  March 9, 1998





                          FIRST COLORADO BANCORP, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its Charter)



       Colorado                           0-27126             84-1320788
----------------------------           -------------        --------------
(State or other jurisdiction           (SEC File No.)        (IRS Employer
     of incorporation)                                      Identification
                                                                Number)


215 South Wadsworth Boulevard, Lakewood, Colorado                80226
-------------------------------------------------                -----
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code: 303-232-2121
                                                    ------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
         ------------

         The Registrant issued a press release on March 9, 1998, announcing that it had signed a definitive merger agreement (the "Agreement") with Commercial Federal Corporation ("Commercial"), dated March 9, 1998, for the acquisition of all of the outstanding common stock of the Registrant. Shareholders of the Registrant will receive shares of common stock of Commercial having a value of $30 for each share of common stock of the Registrant they own. The Exchange Ratio is subject to adjustment based on fluctuations in the price of Commercial common stock as set forth in the Agreement.

         Consummation of the acquisition is subject to several conditions, including the receipt from accountants of a letter stating that the acquisition will qualify for pooling of interests accounting treatment, and receipt of applicable regulatory approval and stockholder approval by the Registrant's and Commercial's shareholders.

         A copy of a press release issued March 9, 1998 by the Registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------


Exhibit 99.1 -- Press Release Concerning Merger Agreement dated March 9, 1998.
------------

Exhibit 99.2 -- Reorganization and Merger Agreement dated as of March 9, 1998.
------------

Exhibit 99.3 -- Stock Option Agreement dated as of March 9, 1998.
------------

Exhibit 99.4 -- Amendment to Rights Agreement dated as of March 9, 1998.
------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      FIRST COLORADO BANCORP, INC.



Date:  March 18, 1998                 By:  /s/ Malcolm E. Collier, Jr.
                                           -------------------------------------
                                           Malcolm E. Collier, Jr.
                                           President and Chief Executive Officer